Exhibit 20.9

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - December 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.17%
Delinquency Rate:	30 - 59 Days	1.19%
	60 - 89 Days	0.80%
	90 + Days	1.85%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		19.09%
Weighted Average Coupon		6.84%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.59%

Excess Spread Percentage
	Dec-06	7.16%
	Nov-06	7.07%
	Oct-06	7.40%
3-Month Average Excess Spread		7.21%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		17.17%
Delinquency Rate:	30 - 59 Days	1.19%
	60 - 89 Days	0.80%
	90 + Days	1.85%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		19.09%
Weighted Average Coupon		5.63%
Servicing Fee Percentage		2.00%
Net Loss Rate		3.59%

Excess Spread Percentage
	Dec-06	7.87%
	Nov-06	7.60%
	Oct-06	7.93%
3-Month Average Excess Spread		7.80%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		17.17%	17.17%
Delinquency Rate:	30 - 59 Days	1.19%	1.19%
	60 - 89 Days	0.80%	0.80%
	90 + Days	1.85%	1.85%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-6
Portfolio Yield		19.09%	19.09%
Weighted Average Coupon		5.54%	5.51%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.59%	3.59%

Excess Spread Percentage
	Dec-06	7.96%	7.99%
	Nov-06	7.74%	7.74%
	Oct-06	8.08%	8.07%
3-Month Average Excess Spread		7.93%	7.93%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1,000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		17.17%	17.17%	17.17%
Delinquency Rate:	30 - 59 Days	1.19%	1.19%	1.19%
	60 - 89 Days	0.80%	0.80%	0.80%
	90 + Days	1.85%	1.85%	1.85%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		19.09%	19.11%	19.09%
Weighted Average Coupon		5.57%	5.50%	5.19%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		3.59%	3.59%	3.59%

Excess Spread Percentage
	Dec-06	7.93%	8.01%	8.31%
	Nov-06	7.72%	7.78%	8.26%
	Oct-06	8.05%	8.11%	8.59%
3-Month Average Excess Spread		7.90%	7.97%	8.38%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.